As filed with the Securities and Exchange Commission on October 26, 2007

                                               File No. 811-07038

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

     Amendment No.   18                                       (X)
                     --


                      THE MONEY MARKET PORTFOLIOS
                      ---------------------------
           (Exact Name of Registrant as Specified in Charter)

            ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906
           (Address of Principal Executive Offices (Zip Code)

                             (650) 312-2000
          (Registrant's Telephone Number, Including Area Code)

     CRAIG S. TYLE, ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906
     -------------------------------------------------------------
           (Name and Address of Agent for Service of Process)



                           THE MONEY MARKET PORTFOLIOS
                           The Money Market Portfolio


                                November 1, 2007

FORM N-1A, Part A:

Responses to Items 1 through 3 have been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies, and Related
Risks


Goal and Strategies

Goal

The Fund's investment goal is to provide investors with as high a level of current income as is consistent with the preservation of shareholders' capital and liquidity. The Fund also tries to maintain a stable $1 share price.

Main Investment Strategies

Under normal market conditions, the Fund invests mainly in high-quality, short-term U.S. dollar denominated money market securities of domestic and foreign issuers, including:

Bank obligations and instruments secured by bank obligations, which include fixed, floating or variable rate certificates of deposit, letters of credit, time deposits, bank notes and bankers' acceptances. From time to time, the Fund may concentrate its investments in bank obligations (such as certificates of deposits) issued by domestic banks. Investments in obligations of U.S. branches of foreign banks are considered domestic bank obligations if such branches have a federal or state charter to do business in the U.S. and are subject to U.S. regulatory authorities.

o Certificates of Deposit, which are bank obligations that are issued against money deposited in a banking institution for a specified period of time at a specified interest rate.

Commercial paper, which is a short-term obligation of a bank, corporation or other borrower with a maturity of up to 270 days. Commercial paper may also be asset-backed (that is, backed by a pool of assets representing the obligations of a number of different parties). At any time, the Fund may have a significant portion of its investments in asset-backed commercial paper.

Repurchase agreements, which are agreements to buy a security and then to sell the security back after a short period of time (generally, less than seven days) at a higher price.

U.S. government securities, which include marketable fixed, floating and variable rate securities issued or guaranteed by the U.S. government or its agencies, or by various instrumentalities that have been established or sponsored by the U.S. government.

Portfolio maturity and quality The Fund maintains a dollar-weighted average portfolio maturity of 90 days or less and only buys securities:

o  with remaining maturities of 397 days or less, and
o that the manager determines present minimal credit risks and are rated in the top two short-term ratings by U.S. nationally-recognized rating services (or comparable unrated securities).

Main Risks

Income

Since the Fund can only distribute what it earns, the Fund's distributions to shareholders may decline when interest rates fall. Because the Fund limits its investments to high-quality, short-term securities, its portfolio generally will earn lower yields than a portfolio with lower-quality, longer-term securities subject to more risk.

Interest Rate

When interest rates rise, security prices fall. The opposite is also true: security prices rise when interest rates fall. In general, securities with longer maturities are more sensitive to these price changes.

Credit

An issuer of securities may be unable to make interest payments and repay principal. Changes in an issuer's financial strength or in a security's credit rating may affect a security's value.

More detailed information about the Fund, its policies and risks can be found in Part B.

Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. Although the Fund tries to maintain a $1 share price, it is possible to lose money by investing in the Fund.


Item 5.  Management, Organization, and Capital Structure


(a) Management

     (1)   Investment Adviser


Franklin Advisers, Inc. (Advisers), One Franklin Parkway, San Mateo, CA 94403-1906, is the Fund's investment manager. Together, Advisers and its affiliates manage over $645 billion in assets.

The Fund pays Advisers a fee for managing the Fund's assets. For the fiscal year ended June 30, 2007, the Fund paid 0.15% of its average daily net assets to the manager for its services.

A discussion regarding the basis for the board of trustees approving the investment advisory contract of the Fund is available in the Fund's annual report to shareholders for the fiscal year ended June 30.


      (2) Portfolio Manager

The response to Item 5(a)(2) has been omitted pursuant to Instruction 1 to that item.

      (3) Legal Proceedings


On August 2, 2004, Franklin Resources, Inc. announced that Advisers (investment manager to many of the funds within Franklin Templeton Investments, and an affiliate of the investment manager to the other funds) reached a settlement with the Securities and Exchange Commission (SEC) that resolved the issues resulting from the SEC's investigation of market timing activity in the Franklin Templeton Investments funds. Under the terms of the settlement and the SEC's administrative order, pursuant to which Advisers neither admitted nor denied any of the findings contained therein, Advisers agreed, among other matters, to pay $50 million, of which $20 million is a civil penalty, to be distributed to shareholders of certain funds in accordance with a plan to be developed by an independent distribution consultant. Such a distribution plan has been prepared and submitted to the SEC for approval. On June 6, 2007, the SEC posted for public comment the proposed plan of distribution for the market timing settlement. Once the SEC approves the final plan of distribution, disbursements of settlement monies will be made promptly to individuals who were shareholders of the designated funds during the relevant period, in accordance with the terms and conditions of the settlement and plan.


Franklin Resources, Inc., certain of its subsidiaries and certain funds, current and former officers, employees, and directors have been named in multiple lawsuits in different courts alleging violations of various federal securities and state laws and seeking, among other relief, monetary damages, restitution, removal of fund trustees, directors, investment managers, administrators, and distributors, rescission of management contracts and 12b-1 plans, and/or attorneys' fees and costs. Specifically, the lawsuits claim breach of duty with respect to alleged arrangements to permit market timing and/or late trading activity, or breach of duty with respect to the valuation of the portfolio securities of certain Templeton funds managed by Franklin Resources, Inc. subsidiaries, allegedly resulting in market timing activity. The majority of these lawsuits duplicate, in whole or in part, the allegations asserted in the SEC's findings as described above. The lawsuits are styled as class actions, or derivative actions on behalf of either the named funds or Franklin Resources, Inc.


To date, more than 400 similar lawsuits against at least 19 different mutual fund companies, among other defendants, have been filed in federal district courts throughout the country. Because these cases involve common questions of fact, the Judicial Panel on Multidistrict Litigation (the Judicial Panel) ordered the creation of a multidistrict litigation in the United States District Court for the District of Maryland, entitled "In re Mutual Funds Investment Litigation" (the MDL). The Judicial Panel then transferred similar cases from different districts to the MDL for coordinated or consolidated pretrial proceedings.


On December 13, 2004, Franklin Templeton Distributors, Inc. (Distributors) (the principal underwriter of shares of the Franklin Templeton mutual funds) and Advisers reached an agreement with the SEC, resolving the issues resulting from the SEC's investigation concerning marketing support payments to securities dealers who sell fund shares. In connection with that agreement, in which Advisers and Distributors neither admitted nor denied any of the findings contained therein, they agreed to pay the funds a penalty of $20 million and disgorgement of $1 (one dollar), in accordance with a plan to be developed by an independent distribution consultant to be paid for by Advisers and Distributors. The SEC approved the independent distribution consultant's proposed plan of distribution arising from this SEC order, and disbursement of the settlement monies to the designated funds under this plan was completed in September 2006, in accordance with the terms and conditions of the SEC's order and the plan.


Franklin Resources, Inc., certain of its subsidiaries and certain funds, current and former officers, employees, and directors, have also been named in multiple lawsuits alleging violations of federal securities laws and state law relating to the disclosure of marketing support payments and/or payment of allegedly excessive commissions and/or advisory or distribution fees, and seeking, among other relief, monetary damages, restitution, rescission of advisory contracts, including recovery of all fees paid pursuant to those contracts, an accounting of all monies paid to the named investment managers, declaratory relief, injunctive relief, and/or attorneys' fees and costs. These lawsuits are styled as class actions or derivative actions brought on behalf of certain funds.


Franklin Resources, Inc. previously disclosed these issues as matters under investigation by government authorities and the subject of an internal company inquiry as well as private lawsuits in its regulatory filings and on its public website. Any further updates on these matters will be disclosed on Franklin Resources, Inc.'s website at franklintempleton.com under "Statement on Current Industry Issues."

(b) Capital Stock


The Fund's shares have not been registered under the Securities Act of 1933. See
Item 6(b). There are no other unique or unusual restrictions on the right freely to retain or dispose of the Fund's shares or material obligations or potential liabilities associated with holding the Fund's shares (not including investment risks) that may expose investors to significant risks.


Item 6.  Shareholder Information

(a) Pricing of Fund Shares


The Fund calculates its NAV at 3:00 P.M. Pacific time, each day the New York Stock Exchange (NYSE) is open and, alternatively, if the NYSE is closed (other than for a national holiday or weekend), on each day that the U.S. government securities markets are open and the manager determines that there is sufficient liquidity in those markets, by dividing its net assets by the number of shares outstanding. National holidays include New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The Fund's assets are generally valued at their amortized cost.


Requests to buy and sell shares are processed at the NAV next calculated after the Fund receives a request in proper form.

(b) Purchase of Fund Shares

The Fund's shares have not been registered under the Securities Act of 1933 (1933 Act), which means they may not be sold publicly. The Fund's shares may, however, be sold through private placements pursuant to available exemptions from the 1933 Act.

Shares of the Fund are sold only to other investment companies. Funds should be wired to the Fund's bank account at Bank of America, for credit to the Fund's account. All investments in the Fund are credited to the shareholder's account in the form of full and fractional shares of the Fund (rounded to the nearest 1/1000 of a share). The Fund does not issue share certificates.

Shares of the Fund generally may be purchased on any day the Fund is open for business. Wire purchase orders in federal funds are not accepted on days when the Federal Reserve Bank system and the Fund's custodian are closed.

(c) Redemption of Fund Shares

As stated above, the Fund's shares are restricted securities, which may not be sold unless registered or pursuant to an available exemption from the 1933 Act.

Redemptions are processed on any day the Fund is open for business and are effected at the NAV per share next calculated after the Fund receives a redemption request in proper form.

Redemption payments will be made within seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the custodian bank are closed. In unusual circumstances, the Fund may temporarily suspend redemptions or postpone the payment of proceeds as allowed by federal securities law.

Additional Policies

Please note that the Fund maintains additional policies and reserves certain rights, including:

o In unusual circumstances, the Fund may temporarily suspend redemptions, or postpone the payment of proceeds, as allowed by federal securities laws.

o For redemptions over a certain amount, the Fund reserves the right to make payments in securities or other assets of the Fund, in the case of an emergency, if the payment by check, wire or electronic funds transfer would be harmful to existing shareholders.

(d) Dividends and Distributions

The Fund typically declares and pays income dividends each day that its net asset value is calculated. The Fund does not pay "interest". The amount of any dividends will vary and there is no guarantee the Fund will pay dividends.

(e) Frequent Purchases and Redemptions of Fund Shares

The board of trustees of the Fund has not adopted policies and procedures with respect to frequent purchases and redemptions of Fund shares by Fund shareholders because Fund shares are purchased only by other investment companies in private placements. Those investment companies generally have adopted policies and procedures with respect to frequent purchases and redemptions of their shares.

(f) Tax Consequences

In general, Fund distributions are taxable to the shareholders as ordinary income. All distributions will also generally be subject to state and local taxes. The Fund does not anticipate realizing any long-term capital gains.

The sale of Fund shares is generally taxable.

Item 7.  Distribution Arrangements

(a)  Sales Loads

Not applicable.

(b)  Rule 12b-1 Fees

Not applicable.

(c)  Additional Information on Master Feeder Funds

It is expected that certain shareholders of the Fund will be investment companies that seek to achieve their investment objectives by investing all of their investable assets in shares of the Fund (the "Feeder Funds"). The Feeder Funds will have investment objectives, policies and limitations that are similar to those of the Fund. The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities. The investment experience of each of the Feeder Funds will correspond directly with the investment experience of the Fund.


As a master fund, the Fund may have one or more funds that serve as feeder funds. Any change to the fundamental investment objective or the fundamental investment restrictions would be submitted to all the feeder funds, as required within the feeder funds' jurisdiction. It is possible that a change in fundamental investment objective or fundamental investment restriction could be approved by a majority of shareholders even if some of the feeder funds voted against the change.



The response to Item 8 has been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.




                           THE MONEY MARKET PORTFOLIOS
                           The Money Market Portfolio


                                November 1, 2007

FORM N-1A, PART B:



Item 9.

(a) Cover Page

The Money Market Portfolios (Trust) is an open-end management investment company, commonly called a mutual fund. Currently, the Trust has one series, the shares of beneficial interest of which are available only to other investment companies. The series is The Money Market Portfolio (Fund). The Fund's investment goal is to provide investors with as high a level of current income as is consistent with the preservation of shareholders' capital and liquidity. The Fund also tries to maintain a stable $1 share price.


This Part B, referred to as the Statement of Additional Information (SAI), is not a prospectus. It contains information in addition to the information in the Fund's prospectus. The Fund's prospectus, dated November 1, 2007, which we may amend from time to time, contains the basic information you should know before investing in the Fund. You should read this SAI together with the Fund's prospectus.


For a free copy of the current prospectus or annual report, contact your investment representative or call 1-800/DIAL BEN(R) (1-800/342-5236).

Investment company shares, annuities, and other investment products:

o     are not insured by the Federal Deposit Insurance
Corporation, the Federal Reserve Board, or any other agency of the U.S. government;

o are not deposits or obligations of, or guaranteed or endorsed by, any bank;

o are subject to investment risks, including the possible loss of principal.


(b) Table of Contents

Item 10. Fund History
Item 11. Description of the Fund and its Investments and Risks
Item 12. Management of the Fund
Item 13. Control Persons and Principal Holders of Securities
Item 14. Investment Advisory and Other Services
Item 15. Brokerage Allocation and Other Practices
Item 16. Capital Stock and Other Securities
Item 17. Purchase, Redemption and Pricing of Shares
Item 18. Taxation of the Fund
Item 19. Underwriters
Item 20. Calculation of Performance Data
Item 21. Financial Statements


Item 10. Fund History

The Trust was organized as a Delaware statutory trust (a form of entity formerly known as a business trust) on June 16, 1992, and is registered with the SEC.

Item 11. Description of the Fund and Its Investments and Risks

Goals, Strategies and Risks

Generally, the policies and restrictions discussed in this Part B and in Part A apply when the Fund makes an investment. In most cases, the Fund is not required to sell a security because circumstances change and the security no longer meets one or more of the Fund's policies or restrictions. If a percentage restriction or limitation is met at the time of investment, a later increase or decrease in the percentage due to a change in the value or liquidity of portfolio securities will not be considered a violation of the restriction or limitation.

If a bankruptcy or other extraordinary event occurs concerning a particular security the Fund owns, the Fund may receive stock, real estate, or other investments that the Fund would not, or could not, buy. If this happens, the Fund intends to sell such investments as soon as practicable while trying to maximize the return to shareholders.

The Fund has adopted certain investment restrictions as fundamental and non-fundamental policies. A fundamental policy may only be changed if the change is approved by (i) more than 50% of the Fund's outstanding shares or (ii) 67% or more of the Fund's shares present at a shareholder meeting if more than 50% of the Fund's outstanding shares are represented at the meeting in person or by proxy, whichever is less. A non-fundamental policy may be changed by the board of trustees without the approval of shareholders.

Fundamental Investment Policies

The Fund's investment goal is to provide investors with as high a level of current income as is consistent with the preservation of shareholders' capital and liquidity. The Fund also tries to maintain a stable $1 share price.

The Fund may not:


1. Borrow money, except to the extent permitted by the Investment Company Act of 1940, as amended (1940 Act), or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the Securities and Exchange Commission (SEC).

2. Act as an underwriter except to the extent the Fund may be deemed to be an underwriter when disposing of securities it owns or when selling its own shares.

3. Make loans if, as a result, more than 33 1/3% of its total assets would be lent to other persons, including other investment companies to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC. This limitation does not apply to (1) the lending of portfolio securities, (2) the purchase of debt securities, other debt instruments, loan participations and/or engaging in direct corporate loans in accordance with its investment goals and policies, and
(3) repurchase agreements to the extent the entry into a repurchase agreement is deemed to be a loan.

4. Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund from (i) purchasing or selling securities or instruments secured by real estate or interests therein, securities or instruments representing interests in real estate or securities or instruments of issuers that invest, deal or otherwise engage in transactions in real estate or interests therein, and (ii) making, purchasing or selling real estate mortgage loans.

5. Purchase or sell physical commodities, unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund from (i) engaging in transactions involving currencies and futures contracts and options thereon or (ii) investing in securities or other instruments that are secured by physical commodities.

6. Issue senior securities, except to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

7. Invest more than 25% of the Fund's net assets in securities of issuers in any one industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies) or certificates of deposit, bankers' acceptances and other similar obligations of domestic banks.

8. Purchase the securities of any one issuer (other than the U.S. government or any of its agencies or instrumentalities or securities of other investment companies, whether registered or excluded from registration under Section 3(c) of the 1940 Act) if immediately after such investment (a) more than 5% of the value of the Fund's total assets would be invested in such issuer or (b) more than 10% of the outstanding voting securities of such issuer would be owned by the Fund, except that up to 25% of the value of the Fund's total assets may be invested without regard to such 5% and 10% limitations.(1)

1. The Fund will be considered to have satisfied this restriction if it is in compliance with Rule 2a-7(c)(4) and (c)(5) under the 1940 Act (or any successor rule thereto).


Non-Fundamental Investment Policies

      1. The Fund may not invest in real estate limited partnerships (investments in marketable securities issued by real estate investment trusts are not subject to this restriction) or in interests (other than publicly traded equity securities) in oil, gas, or other mineral leases, exploration or development program.

      2. The Fund only intends to buy stripped securities that are issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. government.

      3. The Fund will invest in obligations or instruments issued by banks and savings institutions with assets of at least $1 billion.

      4. The Fund may not invest more than 10% of its assets in time deposits with more than seven days to maturity.


      5. The Fund may invest in an obligation issued by a branch of a bank only if the parent bank has assets of at least $5 billion, and may invest only up to 25% of its assets in obligations of foreign branches of U.S. or foreign banks. The Fund may invest more than 25% of its assets in certain domestic bank obligations, including U.S. branches of foreign banks.


      6. The Fund may not make any new investments while any outstanding loans exceed 5% of its total assets.

      7. The Fund may invest up to 10% of its assets in taxable municipal securities.


      8. The Fund may not invest more than 10% of its net assets in illiquid securities. Notwithstanding this limitation, the Fund may invest in securities that cannot be offered to the public for sale without first being registered under the Securities Act of 1933, as amended (1933 Act) (restricted securities), where such investment is consistent with the Fund's investment goal and the manager determines that there is a liquid institutional or other market for such securities. For example, restricted securities that may be freely transferred among qualified institutional buyers pursuant to Rule 144A under the 1933 Act and for which a liquid institutional market has developed will be considered liquid even though such securities have not been registered pursuant to the 1933 Act.


      9. The Fund may not invest more than 5% of its total assets in securities of companies, including predecessors, that have been in continuous operation for less than three years.

Investments, techniques, strategies and their risks

Certain words or phrases may be used in descriptions of Fund investment policies and strategies to give investors a general sense of the Fund's levels of investment. They are broadly identified with, but not limited to, the following percentages of Fund total assets:

      "small portion      "less than 10%
      "portion"           10% to 25%
      "significant"       25% to 50%
      "substantial"       50% to 66%
      "primary"           66% to 80%
      "predominant"       80% or more

If the Fund intends to limit particular investments or strategies to no more than specific percentages of Fund assets, the registration statement will clearly identify such limitations. The percentages above are not limitations unless specifically stated as such in the Fund's registration statement.


The following is a description of the various types of securities the Fund may buy.


Asset-backed securities in which the Fund may invest are typically commercial paper backed by the loans or accounts receivable of an entity, such as a bank or credit card company. The issuer intends to repay using the assets backing the securities (once collected). Therefore, repayment depends largely on the cash-flows generated by the assets backing the securities. Sometimes the credit support for these securities is limited to the underlying assets. In other cases it may be provided by a third party through a letter of credit or insurance guarantee.

Repayment of these securities is intended to be obtained from an identified pool of diversified assets, typically receivables related to a particular industry, such as asset-backed securities related to credit card receivables, automobile receivables, trade receivables or diversified financial assets. The credit quality of most asset-backed commercial paper depends primarily on the credit quality for the assets underlying the securities, how well the entity issuing the securities is insulated from the credit risk of the originator (or any other affiliated entities) and the amount and quality of any credit support provided to the securities.

Asset-backed commercial paper is often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on these underlying assets to make payment, the securities may contain elements of credit support. The credit support falls into two categories: liquidity protection and protection against ultimate default on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that scheduled payments on the underlying pool are made in a timely fashion. Protection against ultimate default ensures payment on at least a portion of the assets in the pool. This protection may be provided through guarantees, insurance policies or letters of credit obtained from third parties, through various means of structuring the transaction or through a combination of these approaches. The degree of credit support provided on each issue is based generally on historical information respecting the level of credit risk associated with the payments. Delinquency or loss that exceeds the anticipated amount could adversely impact the return on an investment in an asset-backed security.

Bank obligations The Fund may invest in obligations of U.S. banks, foreign branches of U.S. or foreign banks, and U.S. branches of foreign banks. These obligations may include deposits that are fully insured by the U.S. government, its agencies or instrumentalities, such as time deposits in banking and savings institutions up to the current limit of the insurance on principal provided by the Federal Deposit Insurance Corporation. Time deposits are non-negotiable deposits that are held in a banking institution for a specified time at a stated interest rate. Deposits are frequently combined in larger units by an intermediate bank or other institution.

Commercial paper The Fund may invest in commercial paper of domestic or foreign issuers. Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies.


Credit An issuer of securities may be unable to make interest payments and repay principal. Changes in an issuer's financial strength or in a security's credit rating may affect a security's value. Some of the Fund's portfolio securities may be supported by credit enhancements, which may be provided by either U.S. or foreign banks and insurance companies. These securities have the credit risk of the entity providing the credit support. Credit support provided by a foreign bank or insurance company may be less certain because of the possibility of adverse foreign economic, political or legal developments that may affect the ability of that entity to meet its obligations.


Debt securities A debt security typically has a fixed payment schedule that obligates the issuer to pay interest to the lender and to return the lender's money over a certain time period. A company typically meets its payment obligations associated with its outstanding debt securities before it declares and pays any dividend to holders of its equity securities. Bonds, notes, and commercial paper differ in the length of the issuer's payment schedule, with bonds carrying the longest repayment schedule and commercial paper the shortest.

The market value of debt securities generally varies in response to changes in interest rates and the financial condition of each issuer. During periods of declining interest rates, the value of debt securities generally increases. Conversely, during periods of rising interest rates, the value of such securities generally declines. These changes in market value will be reflected in a Fund's net asset value per share.


Ratings. Various investment services publish ratings of some of the debt securities in which the Fund may invest. These ratings represent the opinions of the rating services with respect to the issuer's ability to pay interest and repay principal. They do not purport to reflect the risk of fluctuations in market value and are not absolute standards of quality.


Foreign securities The value of foreign (and U.S.) securities that the Fund may hold is affected by general economic conditions and individual company and industry earnings prospects. While foreign securities may offer significant opportunities for gain, they also involve additional risks that can increase the potential for losses in the Fund.

The political, economic and social structures of some countries the Fund invests in may be less stable and more volatile than those in the U.S. The risks of investing in these countries include the possibility of the imposition of exchange controls, expropriation, restrictions on removal of currency or other assets, nationalization of assets and punitive taxes.

There may be less publicly available information about a foreign company or government than about a U.S. company or public entity. Certain countries' financial markets and services are less developed than those in the U.S. or other major economies. As a result, they may not have uniform accounting, auditing and financial reporting standards and may have less government supervision of financial markets. Foreign securities markets may have substantially lower trading volumes than U.S. markets, resulting in less liquidity and more volatility than experienced in the U.S. Transaction costs on foreign securities markets are generally higher than in the U.S. The settlement practices may be cumbersome and result in delays that may affect portfolio liquidity. The Fund may have greater difficulty exercising rights, pursuing legal remedies, and obtaining judgments with respect to foreign investments in foreign courts than with respect to domestic issuers in U.S. courts.


Illiquid investments Illiquid securities are generally securities that cannot be sold within seven days in the normal course of business at approximately the amount at which the Fund has valued them. The Fund's board of trustees will review the determination by the manager to treat a restricted security as a liquid security on an ongoing basis, including, among others, the following factors: (i) the frequency of trades and quotes for the security; (ii) the number of dealers willing to buy or sell the security and the number of other potential buyers; (iii) dealer undertakings to make a market in the security; and (iv) the nature of the security and the nature of the market place in which it trades (e.g., the time needed to dispose of the security, the method of soliciting offers, and the mechanics of transfer). To the extent the Fund invests in restricted securities that are deemed liquid, the general level of illiquidity in the Fund may be increased if qualified institutional buyers become uninterested in buying these securities or the market for these securities contracts. The Fund's board of trustees will consider appropriate actions, consistent with the Fund's goals and policies, if a security becomes illiquid after purchase.


Loans of portfolio securities To generate additional income, the Fund may lend certain of its portfolio securities to qualified banks and broker-dealers. These loans may not exceed 25% of the value of the Fund's total assets, measured at the time of the most recent loan. For each loan, the borrower must maintain with the Fund's custodian collateral (consisting of cash) with a value at least equal to 100% of the current market value of the loaned securities. The Fund retains all or a portion of the interest received on investment of the cash collateral or receives a fee from the borrower. The Fund also continues to receive any distributions paid on the loaned securities. The Fund may terminate a loan at any time and obtain the return of the securities loaned within the normal settlement period for the security involved.

Where voting rights with respect to the loaned securities pass with the lending of the securities, the manager intends to call the loaned securities to vote proxies, or to use other practicable and legally enforceable means to obtain voting rights, when the manager has knowledge that, in its opinion, a material event affecting the loaned securities will occur or the manager otherwise believes it necessary to vote. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in collateral in the event of default or insolvency of the borrower. The Fund will loan its securities only to parties who meet creditworthiness standards approved by the Fund's board of trustees, i.e., banks or broker-dealers that the manager has determined present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the loan.

Municipal securities The Fund may invest in municipal securities, which are issued by or on behalf of states, territories or possessions of the U.S., the District of Columbia, or their political subdivisions, agencies or instrumentalities. They are generally issued to raise money for various public purposes, such as constructing public facilities and making loans to public institutions. Certain types of municipal securities are issued to provide funding for privately operated facilities and are generally taxable.

The value of municipal securities may be affected by uncertainties in the municipal market related to legislation or litigation involving the taxation of municipal securities or the rights of municipal security holders.

Repurchase agreements The Fund may enter into repurchase agreements. Under a repurchase agreement, the Fund agrees to buy securities guaranteed as to payment of principal and interest by the U.S. government or its agencies from a qualified bank or broker-dealer and then to sell the securities back to the bank or broker-dealer after a short period of time (generally, less than seven days) at a higher price. The bank or broker-dealer must transfer to the Fund's custodian securities with an initial market value of at least 100% of the dollar amount invested by a Fund in each repurchase agreement. The manager will monitor the value of such securities daily to determine that the value equals or exceeds the repurchase price.

Repurchase agreements may involve risks in the event of default or insolvency of the bank or broker-dealer, including possible delays or restrictions upon the Fund's ability to sell the underlying securities. The Fund will enter into repurchase agreements only with parties who meet certain creditworthiness standards, i.e., banks or broker-dealers that the manager has determined present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase transaction.

Stripped securities are the separate income and principal components of debt securities. Once the securities have been stripped they are referred to as zero coupon securities. Their risks are similar to those of other money market securities although they may be more volatile. Stripped securities do not make periodic payments of interest prior to maturity and the stripping of the interest coupons causes them to be offered at a discount from their face amount. This results in the securities being subject to greater fluctuations in response to changing interest rates than interest-paying securities of similar maturities.

U.S. government securities Some U.S. government securities, including U.S. Treasury bills, notes and bonds and securities of the Government National Mortgage Association, are issued or guaranteed by the U.S. government or carry a guarantee that is supported by the full faith and credit of the U.S. government. Other U.S. government securities are issued or guaranteed by federal agencies or government-sponsored enterprises and are not considered direct obligations of the U.S. government. Instead, they involve sponsorship or guarantees by government agencies or enterprises. For example, some securities are supported by the right of the issuer to borrow from the U.S. Treasury, such as obligations of the Federal Deposit Insurance Corporation. Others, such as obligations of the Federal Farm Credit Banks Funding Corporation, are supported only by the credit of the instrumentality. The Secretary of the Treasury has the authority to support some instrumentalities, including the Federal Home Loan Banks, Fannie Mae, and Freddie Mac, by purchasing limited amounts of their respective obligations. There is no guarantee that the government would support such instrumentalities and, accordingly, their securities may involve a risk of non-payment of principal and interest. Nevertheless, because Fannie Mae, Freddie Mac, and the Federal Home Loan Banks are instrumentalities of the U.S. government, their securities are generally considered to be high quality investments having minimal credit risks.

Variable master demand notes are a type of commercial paper in which the Fund may invest. They are direct arrangements between a lender and a borrower that allow daily changes to the amount borrowed and to the interest rate. The Fund, as lender, may increase or decrease the amount provided by the note agreement, and the borrower may repay up to the full amount of the note without penalty. Typically, the borrower may also set the interest rate daily, usually at a rate that is the same or similar to the interest rate on other commercial paper issued by the borrower. The Fund does not have any limit on the amount of its assets that may be invested in variable master demand notes and may invest only in variable master demand notes of U.S. issuers.

Because variable master demand notes are direct lending arrangements between the lender and the borrower, they generally are not traded and do not have a secondary market. They are, however, redeemable at face value plus accrued interest at any time, although the Fund's ability to redeem a note is dependent on the ability of the borrower to pay the principal and interest on demand. When determining whether to invest in a variable master demand note, the manager considers, among other things, the earnings power, cash flow and other liquidity ratios of the issuer.

When-issued or delayed-delivery transactions are those where payment and delivery for the security take place at a future date. Since the market price of the security may fluctuate during the time before payment and delivery, the Fund assumes the risk that the value of the security at delivery may be more or less than the purchase price. When the Fund is the buyer in the transaction, it will maintain cash or liquid securities, with an aggregate value equal to the amount of its purchase commitments, in a segregated account with its custodian bank until payment is made. The Fund will not engage in when-issued and delayed-delivery transactions for investment leverage purposes.

12. Management of the Fund

     (a) Management Information

The name, year of birth and address of the officers and board members, as well as their affiliations, positions held with the Trust, principal occupations during the past five years and number of portfolios overseen in the Franklin Templeton fund complex are shown below.


Independent Board Members
-----------------------------------------------------------------
                                     Number
                                     of
                                     Portfolios
 Name, Year                          in Fund
of Birth and               Length    Complex         Other
   Address                 of Time   Overseen    Directorships
                Position    Served   by Board        Held
                                      Member*
-----------------------------------------------------------------
Harris J.     Trustee      Since     139       Bar-S Foods
Ashton (1932)              1995                (meat packing
One Franklin                                   company).
Parkway
San Mateo,
CA 94403-1906

Principal Occupation During Past 5 Years: Director of various companies; and formerly, Director, RBC Holdings, Inc. (bank holding company) (until 2002); and President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers) (until 1998).
-----------------------------------------------------------------
Robert F.     Trustee      Since     120       None
Carlson                    2003
(1928)
One Franklin
Parkway
San Mateo,
CA 94403-1906

Principal Occupation During Past 5 Years: Vice President, senior member and past President, Board of Administration, California Public Employees Retirement Systems (CALPERS); and formerly, member and Chairman of the Board, Sutter Community Hospitals; member, Corporate Board, Blue Shield of California; and Chief Counsel, California Department of Transportation.
-----------------------------------------------------------------
Sam Ginn      Trustee      Since     120       Chevron
(1937)                     April               Corporation
One Franklin               2007                (global energy
Parkway                                        company) and ICO
San Mateo,                                     Global
CA 94403-1906                                  Communications
                                               (Holdings) Limited (satellite
                                               company).
Principal Occupation During Past 5 Years:
Private investor; and formerly, Chairman of the Board, Vodafone AirTouch, PLC (wireless company); Chairman of the Board and Chief Executive Officer, AirTouch Communications (cellular communications) (1993-1998) and Pacific Telesis Groups (telephone holding company) (1988-1994).
-----------------------------------------------------------------
Edith E.      Trustee      Since     139       Hess Corporation
Holiday                    2005                (exploration and
(1952)                                         refining of oil
One Franklin                                   and gas), H.J.
Parkway                                        Heinz Company
San Mateo,                                     (processed foods
CA 94403-1906                                  and allied
                                               products), RTI
                                               International
                                               Metals, Inc.
                                               (manufacture and
                                               distribution of
                                               titanium),
                                               Canadian
                                               National Railway
                                               (railroad) and
                                               White Mountains
                                               Insurance Group,
                                               Ltd. (holding
                                               company).

Principal Occupation During Past 5 Years: Director or Trustee of various companies and trusts; and formerly, Assistant to the President of the United States and Secretary of the Cabinet (1990-1993); General Counsel to the United States Treasury Department (1989-1990); and Counselor to the Secretary and Assistant Secretary for Public Affairs and Public Liaison-United States Treasury Department (1988-1989).
-----------------------------------------------------------------
Frank W.T.    Trustee      Since     120       Center for
LaHaye (1929)              1995                Creative Land
One Franklin                                   Recycling
Parkway                                        (brownfield
San Mateo,                                     redevelopment).
CA 94403-1906

Principal Occupation During Past 5 Years:
General Partner, Las Olas L.P. (Asset Management); and
formerly, Chairman, Peregrine Venture Management Company
(venture capital).
-----------------------------------------------------------------
Frank A.      Trustee      Since     139       Hess Corporation
Olson                      2005                (exploration and
(1932)                                         refining of oil
One Franklin                                   and gas) and
Parkway San                                    Sentient Jet
Mateo, CA                                      (private jet
94403-1906                                     service).

Principal Occupation During Past 5 Years: Chairman Emeritus, The Hertz Corporation (car rental) (since 2000) (Chairman of the Board (1980-2000) and Chief Executive Officer (1977-1999)); and formerly, Chairman of the Board, President and Chief Executive Officer, UAL Corporation (airlines).
-----------------------------------------------------------------
Larry D.      Trustee      Since     139       None
Thompson                   April
(1945)                     2007
One Franklin
Parkway
San Mateo,
CA 94403-1906

Principal Occupation During Past 5 Years:
Senior Vice President - Government Affairs, General Counsel and Secretary, PepsiCo, Inc. (consumer products); and formerly, Director, Delta Airlines (aviation) (2003-2005) and Providian Financial Corp. (credit card provider)(1997-2001); Senior Fellow of The Brookings Institution (2003-2004); Visiting Professor, University of Georgia School of Law (2004); and Deputy Attorney General, U.S. Department of Justice (2001-2003).
-----------------------------------------------------------------
John B.       Trustee      Since     120       None
Wilson (1959)              April
One Franklin               2007
Parkway
San Mateo,
CA 94403-1906


Principal Occupation During Past 5 Years:
President and Founder, Hyannis Port Capital, Inc. (real estate and private equity investing); serves on private and non-profit boards; and formerly, Chief Operating Officer and Executive
Vice President, Gap, Inc. (retail) (1996-2000); Chief Financial Officer and Executive Vice President - Finance and Strategy, Staples, Inc. (office supplies) (1992-1996); Executive Vice President - Corporate Planning, Northwest Airlines, Inc. (airlines) (1990-1992); and Vice President and Partner, Bain & Company (consulting firm) (1986-1990).
-----------------------------------------------------------------

Interested Board Members and Officers
-----------------------------------------------------------------
Name, Year    Position    Length      Number    Other
of Birth and              of Time      of      Directorships
Address                   Served     Portfolios   Held
                                     in Fund
                                      Complex
                                     Overseen
                                     by Board
                                     Member*
-----------------------------------------------------------------
**Charles B.  Trustee and  Since     139       None
Johnson       Chairman of  1995
(1933)        the Board
One Franklin
Parkway
San Mateo,
CA 94403-1906

Principal Occupation During Past 5 Years:
Chairman of the Board, Member - Office of the Chairman and
Director, Franklin Resources, Inc.; Director, Templeton
Worldwide, Inc.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin
Resources, Inc. and of 41 of the investment companies in
Franklin Templeton Investments.
-----------------------------------------------------------------
**Gregory E.  Trustee      Since     91        None
Johnson                    April
(1961)                     2007
One Franklin
Parkway
San Mateo,
CA 94403-1906

Principal Occupation During Past 5 Years:
Director, President and Chief Executive Officer, Franklin Resources, Inc.; President, Templeton Worldwide, Inc.;
Director, Templeton Asset Management Ltd.; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 33 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
James M.      Chief        Chief      Not       Not Applicable
Davis         Compliance   Compliance Applicable
(1952)        Officer and  Officer
One Franklin  Vice         since
Parkway       President -  2004 and
San Mateo,    AML          Vice
CA 94403-1906 Compliance   President
                           - AML
                           Compliance
                           since
                           2006

Principal Occupation During Past 5 Years:
Director, Global Compliance, Franklin Resources, Inc.; officer of some of the other subsidiaries of Franklin Resources, Inc.
and of 46 of the investment companies in Franklin Templeton Investments; and formerly, Director of Compliance, Franklin Resources, Inc. (1994-2001).
-----------------------------------------------------------------
Laura         Treasurer    Since     Not       Not Applicable
Fergerson                  2004      Applicable
(1962)
One Franklin
Parkway
San Mateo,
CA 94403-1906

Principal Occupation During Past 5 Years:
Vice President, Franklin Templeton Services, LLC; officer of 30 of the investment companies in Franklin Templeton Investments; and formerly, Director and member of Audit and Valuation Committees, Runkel Funds, Inc. (2003-2004); Assistant Treasurer of most of the investment companies in Franklin Templeton Investments (1997-2003); and Vice President, Franklin Templeton Services, LLC (1997-2003).
-----------------------------------------------------------------
Jimmy D.      Senior Vice   Since     Not        Not Applicable
Gambill       President     2002      Applicable
(1947)        and Chief
500 East      Executive
Broward       Officer
Blvd.         -Finance and
Suite 2100    Administration
Fort
Lauderdale,
FL 33394-3091

Principal Occupation During Past 5 Years:
President, Franklin Templeton Services, LLC; Senior Vice President, Templeton Worldwide, Inc.; and officer of some of the other subsidiaries of Franklin Resources, Inc. and of 46 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
David P.      Vice         Since     Not       Not Applicable
Goss (1947)   President    2000      Applicable
One Franklin
Parkway
San Mateo,
CA 94403-1906

Principal Occupation During Past 5 Years:
Senior Associate General Counsel, Franklin Templeton
Investments; officer and director of one of the subsidiaries of Franklin Resources, Inc.; and officer of 46 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
Rupert H.     President    President Not       Not Applicable
Johnson, Jr.  and Chief    since     Applicable
(1940)        Executive    1995 and
One Franklin  Officer -    Chief
Parkway       Investment   Executive
San Mateo,    Management   Officer
CA 94403-1906              -
                           Investment
                           Management
                           since
                           2002

Principal Occupation During Past 5 Years:
Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Director, Franklin Advisers, Inc.
and Templeton Worldwide, Inc.; Senior Vice President, Franklin Advisory Services, LLC; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 44 of the investment companies in Franklin Templeton Investments.
----------------------------------------------------------------
Karen L.      Vice         Since     Not       Not Applicable
Skidmore      President    2006      Applicable
(1952)        and
One Franklin  Secretary
Parkway
San Mateo,
CA 94403-1906

Principal Occupation During Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; and officer of 30 of the investment companies in Franklin Templeton Investments.
-----------------------------------------------------------------
Craig S.      Vice         Since     Not       Not Applicable
Tyle (1960)   President    2005      Applicable
One Franklin
Parkway
San Mateo,
CA 94403-1906

Principal Occupation During Past 5 Years:
General Counsel and Executive Vice President, Franklin
Resources, Inc.; officer of some of the other subsidiaries of Franklin Resources, Inc. and of 46 of the investment companies in Franklin Templeton Investments; and formerly, Partner, Shearman & Sterling, LLP (2004-2005); and General Counsel, Investment Company Institute (ICI) (1997-2004).
-----------------------------------------------------------------
Galen G.      Chief        Since     Not       Not Applicable
Vetter (1951) Financial    2004      Applicable
500 East      Officer and
Broward       Chief
Blvd.         Accounting
Suite 2100    Officer
Fort
Lauderdale,
FL 33394-3091

Principal Occupation During Past 5 Years: Senior Vice President, Franklin Templeton Services, LLC; officer of 46 of the investment companies in Franklin Templeton Investments; and formerly, Managing Director, RSM McGladrey, Inc. (1999-2004); and Partner, McGladrey & Pullen, LLP (1979-1987 and 1991-2004).
-----------------------------------------------------------------


*We base the number of portfolios on each separate series of the U.S. registered investment companies within the Franklin Templeton Investments fund complex. These portfolios have a common investment manager or affiliated investment managers.


** Charles B. Johnson is considered to be interested person of the Trust under the federal securities laws due to his position as officer and director and major shareholder of Franklin Resources, Inc. (Resources), which is the parent company of the Trust's investment manager and distributor. Gregory E. Johnson is considered to be an interested person of the Trust under the federal securities laws due to his position as an officer and director of Resources.

Note 1: Charles B. Johnson and Rupert H. Johnson, Jr. are brothers and the father and uncle, respectively, of Gregory E.
Johnson.

Note 2: Officer information is current as of the date of this SAI. It is possible that after this date, information about officers may change.

Note 3: Prior to November 1, 2007, Rupert H. Johnson, Jr. ceased to be a trustee of the Trust.

(b) Board of Trustees

The Trust has a board of trustees. Each trustee will serve until that person resigns and/or a successor is elected and qualified. The board is responsible for the overall management of the Trust, including general supervision and review of the fund's investment activities. The board, in turn, elects the officers of the Trust who are responsible for administering the Trust's day-to-day operations.

Board committees The board maintains two standing committees: the Audit Committee and the Nominating Committee. The Audit Committee is generally responsible for recommending the selection of the Trust's independent registered public accounting firm (auditors), including evaluating their independence and meeting with such accountants to consider and review matters relating to the Trust's financial reports and internal controls. The Audit Committee is comprised of the following independent trustees of the Trust: Robert F. Carlson, Edith E. Holiday, Frank W.T. LaHaye, and John B. Wilson.
The Nominating Committee is comprised of the following independent trustees of the Trust: Harris J. Ashton, Robert F.
Carlson, Sam Ginn, Edith E. Holiday, Frank W.T. LaHaye, Frank A.
Olson, Larry D. Thompson, and John B. Wilson.


The Nominating Committee is responsible for selecting candidates to serve as board members and recommending such candidates (a) for selection and nomination as independent board member by the incumbent independent board member and the full board; and (b) for selection and nomination as interested board members by the full board.

When the board has or expects to have a vacancy, the Nominating Committee receives and reviews information on individuals qualified to be recommended to the full board as nominees for election as board members, including any recommendations by "Qualifying Fund Shareholders" (as defined below). To date, the Nominating Committee has been able to identify, and expects to continue to be able to identify, from its own resources an ample number of qualified candidates. The Nominating Committee, however, will review recommendations from Qualifying Fund Shareholders to fill vacancies on the board if these recommendations are submitted in writing and addressed to the Nominating Committee at the Trust's offices at P.O. Box 997151, Sacramento, CA 95899-7151 and are presented with appropriate background material concerning the candidate that demonstrates his or her ability to serve as a board member, including as an independent board member, of the Trust. A Qualifying Fund Shareholder is a shareholder who (i) has continuously owned of record, or beneficially through a financial intermediary, shares of the Fund having a net asset value of not less than two hundred and fifty thousand dollars ($250,000) during the 24-month period prior to submitting the recommendation; and (ii) provides a written notice to the Nominating Committee containing the following information: (a) the name and address of the Qualifying Fund Shareholder making the recommendation;
(b) the number of shares of the Fund which are owned of record and beneficially by such Qualifying Fund Shareholder and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (c) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (d) the name, age, date of birth, business address and residence address of the person or persons being recommended; (e) such other information regarding each person recommended by such Qualifying Fund Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the board; (f) whether the shareholder making the recommendation believes the person recommended would or would not be an "interested person" of the Trust, as defined in the 1940 Act; and (g) the written consent of each person recommended to serve as a board member of the Trust if so nominated and elected/appointed.

The Nominating Committee may amend these procedures from time to time, including the procedures relating to the evaluation of nominees and the process for submitting recommendations to the Nominating Committee.


During the fiscal year ended June 30, 2007, the Audit Committee met five times and the Nominating Committee met four times.


Ownership of Shares of Funds in Franklin Templeton Investments Board members historically have followed a policy of having substantial investments in one or more of the funds in Franklin Templeton Investments, as is consistent with their individual financial goals. In February 1998, this policy was formalized through adoption of a requirement that each board member invest one-third of fees received for serving as a director or trustee of a Templeton fund in shares of one or more Templeton funds and one-third of fees received for serving as a director or trustee of a Franklin fund in shares of one or more Franklin funds until the value of such investments equals or exceeds five times the annual fees paid such board member. Investments in the name of family members or entities controlled by a board member constitute fund holdings of such board member for purposes of this policy, and a three year phase-in period applies to such investment requirements for newly elected board members. In implementing such policy, a board member's fund holdings existing on February 27, 1998, are valued as of such date with subsequent investments valued at cost.


The following tables provide the dollar range of equity securities beneficially owned by the board members as of December 31, 2006.

Independent Board Members
----------------------------------------------------------------------
                                                    Aggregate Dollar
                                                    Range of Equity
                                                    Securities in All
                                                    Funds Overseen by
                             Dollar Range of     the Board Member in
  Name of Board Member     Equity Securities in      the Franklin
                                 the Fund           Templeton Fund
                                                          Complex
----------------------------------------------------------------------
Harris J. Ashton                   None             Over $100,000
----------------------------------------------------------------------
Robert F. Carlson                  None             Over $100,000
----------------------------------------------------------------------
Sam Ginn                           None             Over $100,000
----------------------------------------------------------------------
Edith E. Holiday                   None             Over $100,000
----------------------------------------------------------------------
Frank W.T. LaHaye                  None             Over $100,000
----------------------------------------------------------------------
Frank A. Olson                     None             Over $100,000
----------------------------------------------------------------------
Larry D. Thompson                  None             Over $100,000
----------------------------------------------------------------------
John B. Wilson                     None             Over $100,000
----------------------------------------------------------------------
Interested Board Members
----------------------------------------------------------------------
                                                     Aggregate Dollar
                                                     Range of Equity
                                                    Securities in All
                                                    Funds Overseen by
                             Dollar Range of       the Board Member in
  Name of Board Member     Equity Securities in      the Franklin
                                 the Fund           Templeton Fund
                                                       Complex
----------------------------------------------------------------------
Charles B. Johnson                 None          Over $100,000
----------------------------------------------------------------------
Gregory E. Johnson                 None          Over $100,000
----------------------------------------------------------------------

(c) Compensation

The Trust currently does not pay fees to noninterested board members. Noninterested board members also may serve as directors or trustees of other funds in Franklin Templeton Investments and may receive fees from these funds for their services. The following table provides the total fees paid to noninterested board members by Franklin Templeton Investments.


                                Total Fees
                               Received from
                                 Franklin       Number of Boards in
            Name                 Templeton       Franklin Templeton
                              Investments/(1)   Investments on which
                                    ($)            Each Serves/(2)
----------------------------------------------------------------------
Harris J. Ashton                  409,510                42
Robert F. Carlson                 132,523                28
S. Joseph Fortunato/(3)           292,948               N/A
Sam Ginn                            N/A                  28
Edith E. Holiday                  422,501                42
Frank W.T. LaHaye                 225,560                28
Gordon S. Mackline/(4)            302,820               N/A
Frank A. Olson                    373,818                42
Larry D. Thompson                 147,950                42
John B. Wilson                    117,917                28

1. For the calendar year ended December 31, 2006.
2. We base the number of boards on the number of U.S. registered investment companies in Franklin Templeton Investments. This number does not include the total number of series or portfolios within each investment company for which the board members are responsible.
3. Retired, September 5, 2006.
4. Retired, September 12, 2006.

Noninterested board members are reimbursed for expenses incurred in connection with attending board meetings and are paid pro rata by the fund in Franklin Templeton Investments for which they serve as director or trustee. No officer or board member received any other compensation, including pension or retirement benefits, directly or indirectly from the Fund or other funds in Franklin Templeton Investments. Certain officers or board members who are shareholders of Franklin Resources, Inc. (Resources) may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.


(d) Sales Loads

Not applicable

(e) Codes of Ethics

The Fund, its manager and principal underwriter have each adopted a code of ethics, as required by federal securities laws. Under the code of ethics, employees who are designated as access persons may engage in personal securities transactions, including transactions involving securities that are being considered for the Fund or that are currently held by the Fund, subject to certain general restrictions and procedures. The personal securities transactions of access persons of the Fund, its manager and principal underwriter will be governed by the code of ethics. The code of ethics is on file with, and available from, the Securities and Exchange Commission (SEC).

(f) Proxy Voting Policies and Procedure

Not applicable


Item 13. Control Persons and Principal Holders of Securities


(a) From time to time, the number of Fund shares held in the "street name" accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares outstanding. To the best knowledge of the Fund, no other person holds beneficially or of record more than 5% of the outstanding shares of the Fund.

As of October 2, 2007, the officers and board members, as a group, owned of record and beneficially less than 1% of the outstanding shares of the Fund. The board members may own shares in other funds in Franklin Templeton Investments.

(b) Except for the companies referred to above, no other person was known to hold beneficially or of record more than 5% of the Fund's outstanding shares.

(c) As of October 2, 2007, the officers and board members did not own of record or beneficially any shares of the Fund. The board members may own shares in other funds in Franklin Templeton Investments.


Item 14. Investment Advisory and Other Services

(a) Investment Advisers

Manager and services provided The Fund's manager is Franklin Advisers, Inc. The manager is a wholly owned subsidiary of Resources, a publicly owned company engaged in the financial services industry through its subsidiaries. Charles B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of Resources.

The manager provides investment research and portfolio management services, and selects the securities for the Fund to buy, hold or sell. The manager also selects the brokers who execute the Fund's portfolio transactions. The manager provides periodic reports to the board, which reviews and supervises the manager's investment activities. To protect the Fund, the manager and its officers, directors and employees are covered by fidelity insurance.

The manager and its affiliates manage numerous other investment companies and accounts. The manager may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by the manager on behalf of the Fund. Similarly, with respect to the Fund, the manager is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that the manager and access persons, as defined by applicable federal securities laws, may buy or sell for its or their own account or for the accounts of any other fund. The manager is not obligated to refrain from investing in securities held by the Fund or other funds it manages. Because the manager is a subsidiary of a financial holding company (FHC) under the Gramm-Leach-Bliley Act of 1999, federal regulations applicable to FHCs may limit or restrict the Fund's ability to acquire or hold a position in a given security when it might otherwise be advantageous for the Fund to acquire or hold that security.

Management Fees The Fund pays the manager a fee equal to an annual rate of 0.15%.

The fee is computed at the close of business each day.

For the last three fiscal years ended June 30, the Fund paid the following management fees:


           Management Fees Paid ($)
--------------------------------------
        2007         2006        2005
--------------------------------------
   9,215,687    8,645,042   8,798,240
--------------------------------------


(b) Principal Underwriter
Not applicable

(c) Services Provided by Each Investment Adviser and Fund
Expenses Paid by Third Parties
Not applicable

(d) Service Agreements
Not applicable

(e) Other Investment Advice
Not applicable

(f) Dealer Reallowances
Not applicable

(g) Rule 12b-1 Plans
Not applicable


(h) Other Service Providers
Franklin Templeton Investor Services, LLC (Investor Services) is the Fund's shareholder servicing agent and acts as the Fund's transfer agent and dividend-paying agent. Investor Services is located at 3344 Quality Drive, Rancho Cordova, CA 95670-7313. Please send all correspondence to Investor Services at P.O. Box 33096, St. Petersburg, FL 33716-1205.


Investor Services receives a fee for servicing Fund shareholder accounts. The Fund also will reimburse Investor Services for certain out-of-pocket expenses necessarily incurred in servicing the shareholder accounts in accordance with the terms of its servicing contract with the Fund.


Custodian Bank of New York, Mutual Funds Division, 100 Church Street, New York, NY 10286, acts as custodian of the Fund's securities and other assets.

Independent Registered Public Accounting Firm PricewaterhouseCoopers LLP, Three Embarcadero Center, San Francisco, CA 94111-4004, is the Fund's independent registered public accounting firm. The Independent Registered Public Accounting Firm audits the financial statements included in the Fund's Annual Report to Shareholders.


15. Portfolio Managers
Not Applicable

16. Brokerage Allocation and Other Policies


Since most purchases by the Fund are principal transactions at net prices, the Fund incurs little or no brokerage costs. The Fund deals directly with the selling or buying principal or market maker without incurring charges for the services of a broker on its behalf, unless it is determined that a better price or execution may be obtained by using the services of a broker. Purchases of portfolio securities from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers will include a spread between the bid and ask prices. The Fund seeks to obtain prompt execution of orders at the most favorable net price. Transactions may be directed to dealers in return for research and statistical information, as well as for special services provided by the dealers in the execution of orders.


It is not possible to place an accurate dollar value on the special execution or on the research services the manager receives from dealers effecting transactions in portfolio securities. The allocation of transactions to obtain additional research services allows the manager to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs from many securities firms. The receipt of these products and services do not reduce the manager's research activities in providing investment advice to the Fund.

As long as it is lawful and appropriate to do so, the manager and its affiliates may use this research and data in their investment advisory capacities with other clients.

If purchases or sales of securities of the Fund and one or more other investment companies or clients supervised by the manager are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by the manager, taking into account the respective sizes of the accounts and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Fund is concerned. In other cases it is possible that the ability to participate in volume transactions may improve execution and reduce transaction costs to the Fund.


For the fiscal years ended June 30, 2006, 2005 and 2004, the Fund did not pay any brokerage commissions.

As of June 30, 2007, the Fund owned the following securities issued by its regular broker-dealers:

                                          Aggregate
                                          Value of
                                          Portfolio
                                          Transactions
                                          ($)
----------------------------------------------------------
ABN AMRO Bank N.V.                            200,000

Except as noted, the Fund did not own securities issued by its regular broker-dealers as of the end of the fiscal year.


17. Capital Stock and Other Securities

The Fund is a diversified series of The Money Market Portfolios (Trust), an open-end management investment company, commonly called a mutual fund. The Trust was organized as a Delaware statutory trust (a form of entity formerly known as a business trust) on June 16, 1992, and is registered with the SEC.

The Trust has noncumulative voting rights. For board member elections, this gives holders of more than 50% of the shares voting the ability to elect all of the members of the board. If this happens, holders of the remaining shares voting will not be able to elect anyone to the board.


The Trust does not intend to hold annual shareholder meetings. The Trust or a series of the Trust may hold special meetings, however, for matters requiring shareholder approval. In certain circumstances, we are required to help you communicate with other shareholders about the removal of a board member. A special meeting also may be called by the board in its discretion.

18. Purchase, Redemption, and Pricing of Shares

Pricing shares The valuation of the Fund's portfolio securities, including any securities set aside on the Fund's books for when-issued securities, is based on the amortized cost of the securities, which does not take into account unrealized capital gains or losses. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in calculation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the instrument. During periods of declining interest rates, the daily yield on shares of the Fund computed as described above may tend to be higher than a like computation made by the Fund with identical investments but using a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments. Thus, if the use of amortized cost by the Fund resulted in a lower aggregate portfolio value on a particular day, a prospective investor in the Fund would be able to obtain a somewhat higher yield than would result from an investment in a fund using only market values, and existing investors in the Fund would receive less investment income. The opposite would be true in a period of rising interest rates.


The Fund's use of amortized cost, which helps the Fund maintain a $1 share price, is permitted by a rule adopted by the SEC.

The board has established procedures designed to stabilize, to the extent reasonably possible, the Fund's price per share at $1, as computed for the purpose of sales and redemptions. These procedures include a review of the Fund's holdings by the board, at such intervals as it may deem appropriate, to determine if the Fund's net asset value calculated by using available market quotations deviates from $1 per share based on amortized cost. The extent of any deviation will be examined by the board. If a deviation exceeds 1/2 of 1%, the board will promptly consider what action, if any, will be initiated. If the board determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, it will take corrective action that it regards as necessary and appropriate, which may include selling portfolio instruments before maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends, redeeming shares in kind, or establishing a net asset value per share by using available market quotations.

Redemptions in kind The Fund has committed itself to pay in cash (by check) all requests for redemption by any shareholder of record, limited in amount, however, during any 90-day period to the lesser of $250,000 or 1% of the value of the Fund's net assets at the beginning of the 90-day period. This commitment is irrevocable without the prior approval of the SEC. In the case of redemption requests in excess of these amounts, the board reserves the right to make payments in whole or in part in securities or other assets of the Fund, in case of an emergency, or if the payment of such a redemption in cash would be detrimental to the existing shareholders of the Fund. In these circumstances, the securities distributed would be valued at the price used to compute the Fund's net assets and you may incur brokerage fees in converting the securities to cash.

Item 19. Taxation of the Fund


Distributions of net investment income The Fund receives income generally in the form of interest on its investments. The Fund may also earn taxable income from temporary investments, the discount on stripped obligations or their coupons, income from securities loans or other taxable transactions, ordinary income from the sale of market discount bonds and net short-term capital gains from the sale or other disposition of its portfolio securities. This income, less expenses incurred in the operation of the Fund, constitutes the Fund's net investment income from which dividends may be paid to the shareholders. This income will be taxable as ordinary income. Because the Fund is a money fund, it does not anticipate realizing any long-term capital gains.


Information on the tax character of dividends The Fund will inform you of the amount of your dividends at the time they are paid, and will advise you of their tax status for federal income tax purposes shortly after the close of each calendar year. Dividends declared in December but paid in January are taxable to you as if paid in December.


Investments in foreign securities


Effect of foreign withholding taxes. The Fund may be subject to foreign withholding taxes on income from certain foreign securities.

Effect of foreign debt investments and hedging on distributions. Most foreign exchange gains realized on the sale of debt securities are treated as ordinary income by the Fund. Similarly, foreign exchange losses realized on the sale of debt securities generally are treated as ordinary losses. These gains when distributed are taxable to the Fund as ordinary income, and any losses reduce the Fund's ordinary income otherwise available for distribution to the shareholders of the Fund.

Either or both of these treatments could increase or decrease the Fund's ordinary income distributions.

Election to be taxed as a regulated investment company The Fund has elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code (Code). It has qualified as a regulated investment company for its most recent fiscal year, and intends to continue to qualify during the current fiscal year. As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to you. The board reserves the right not to maintain the qualification of the Fund as a regulated investment company if it determines this course of action to be beneficial to shareholders. In that case, the Fund would be subject to federal, and possibly state, corporate taxes on its taxable income and gains, and distributions would be taxed as ordinary income dividends to the extent of the Fund's earnings and profits.

Excise tax distribution requirements To avoid federal excise taxes, the Fund intends to declare and pay out its income currently, but can give no assurances that its distributions will be sufficient to eliminate all federal excise taxes.


Sales of Fund shares Sales and exchanges of Fund shares are taxable transactions for federal and state income tax purposes. However, to the extent that the Fund is able to maintain a stable $1 share price, no gain or loss will result from such sales or exchanges.

Dividends-received deduction for corporations Because the Fund's income is derived primarily from interest rather than dividends, generally none of its distributions will be eligible for the corporate dividends-received deduction.


Investment in complex securities The Fund may invest in securities issued or purchased at a discount that may require it to accrue and distribute income not yet received. In order to generate sufficient cash to make these distributions, the Fund may be required to sell securities in its portfolio that it otherwise might have continued to hold. These rules could affect the amount, timing and tax character of income distributed to the shareholders.

Item 20. Underwriters

     Not Applicable

Item 21. Calculation of Performance Data

     Not Applicable

Item 22. Financial Statements


The audited financial statements and Report of Independent Registered Public Accounting Firm in the Fund's Annual Report to Shareholders, for the fiscal year ended June 30, 2007, are incorporated herein by reference.








                 Please Send Copy of Communications to:

                          Bruce G. Leto, Esq.
                    Stradley, Ronon, Stevens & Young
                        2600 One Commerce Square
                    Philadelphia, Pennsylvania 19102

                    THE MONEY MARKET PORTFOLIOS

                             FORM N-1A

                     PART C: OTHER INFORMATION

      ITEM 23. EXHIBITS.

           The following exhibits are incorporated by reference to the previous filed document indicated below, except as noted.

           (a)  Agreement and Declaration of Trust

                (i)  Amended and Restated Agreement and
                     Declaration of Trust of The Money Market
                     Portfolios

           (b)  By-Laws

                (i)  Amended and Restated By-Laws of The Money
                     Market Portfolios

           (c)  Instruments Defining Rights of Security Holders

                Not Applicable

           (d)  Investment Advisory Contracts

                (i)  Management Agreement between Registrant and
                     Franklin Advisers, Inc. dated August 27, 1992
                     Filing: Amendment No. 6 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 31, 1995

                (ii) Amendment to Management Agreement dated
                     August 1, 1995 to the Management Agreement dated August 27, 1992
                     Filing: Amendment No. 7 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 30, 1996

           (e)  Underwriting Contracts

                Not Applicable

           (f)  Bonus or Profit Sharing Contracts

                Not Applicable

           (g)  Custodian Agreements

                (i) Master Custody Agreement between Registrant and Bank of New York dated February 16, 1996
                     Filing: Amendment No. 7 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 30, 1996

                (ii) Amendment dated May 7, 1997 to Master Custody
                     Agreement dated February 16, 1996 between
                     Registrant and Bank of New York
                     Filing: Amendment No. 8 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 30, 1997

                (iii)Amendment to Master Custody Agreement dated
                     February 27, 1998
                     Filing: Amendment No. 10 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 30, 1999

                (iv) Amendment dated July 2, 2007,
                     to Exhibit A of the Master Custody Agreement between Registrant and Bank of New York dated February 16, 1996

                 (v) Terminal Link Agreement between Registrant
                     and Bank of New York dated February 16, 1996
                     Filing: Amendment No. 7 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 30, 1996


           (h)  Other Material Contracts

                Not Applicable.

           (i)  Legal Opinion

                Not Applicable

           (j)  Other Opinions

                Not Applicable

           (k)  Omitted Financial Statements

                Not Applicable

           (l)  Initial Capital Agreements

                (i)  Letters of Understanding dated July 22, 1992
                     Filing: Amendment No. 6 to
                     Registration Statement on Form N-1A
                     File No. 811-7038
                     Filing Date: October 31, 1995

           (m)  Rule 12B-1 Plan

                Not Applicable

           (n)  Rule 18F-3 Plan

                Not Applicable

           (p)  Code of Ethics

                (i)  Code of Ethics dated May 2007

           (q)  Power of Attorney

                (i)  Power of Attorney dated May 22, 2007

ITEM 24   PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH
           REGISTRANT

           None

ITEM 25   INDEMNIFICATION

The Amended and Restated Agreement and Declaration of Trust (the "Declaration") provides that any person who is or was a Trustee, officer, employee or other agent, including the underwriter, of such Trust shall be liable to the Trust and its shareholders only for (1) any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing, or (2) the person's own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person (such conduct referred to herein as Disqualifying Conduct) and for nothing else. Except in these instances and to the fullest extent that limitations of liability of agents are permitted by the Delaware Statutory Trust Act (the "Delaware Act"), these Agents (as defined in the Declaration) shall not be responsible or liable for any act or omission of any other Agent of the Trust or any investment adviser or principal underwriter. Moreover, except and to the extent provided in these instances, none of these Agents, when acting in their respective capacity as such, shall be personally liable to any other person, other than such Trust or its shareholders, for any act, omission or obligation of the Trust or any trustee thereof.

The Trust shall indemnify, out of its property, to the fullest extent permitted under applicable law, any of the persons who was or is a party, or is threatened to be made a party to any Proceeding (as defined in the Declaration) because the person is or was an Agent of such Trust. These persons shall be indemnified against any Expenses (as defined in the Declaration), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the Proceeding if the person acted in good faith or, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not in itself create a presumption that the person did not act in good faith or that the person had reasonable cause to believe that the person's conduct was unlawful. There shall nonetheless be no indemnification for a person's own Disqualifying Conduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with securities being registered, the Trust may be required, unless in the opinion of its counsel the matter has been settled by controlling precedent, to submit to a court or appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 27   PRINCIPAL UNDERWRITERS

           Not Applicable

ITEM 28   LOCATIONS OF ACCOUNTS AND RECORDS

      The accounts, books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 are kept by the Trust at One Franklin Parkway, San Mateo, CA 94403-1906 or its shareholder services agent, Franklin Templeton Investor Services LLC, at 3344 Quality Drive, Rancho Cordova, CA 95670-7313.

ITEM 29   MANAGEMENT SERVICES

      There are no management-related service contracts not discussed in Part A or Part B.

ITEM 30   UNDERTAKING

      Not Applicable

                             SIGNATURE

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Mateo and the State of California, on the 25th day of October, 2007.


                     THE MONEY MARKET PORTFOLIOS
                     (Registrant)


                         By:  /s/ DAVID P. GOSS
                              David P. Goss
                              Vice President



                    THE MONEY MARKET PORTFOLIOS
                      REGISTRATION STATEMENT
                           EXHIBIT INDEX

 EXHIBIT NO.            DESCRIPTION                        LOCATION

 EX-99.(a)(i)           Amended and Restated Agreement      Attached
                        and Declaration of Trust of The
                        Money Market Portfolios

 EX-99.(b)(i)           Amended and Restated By-Laws of     Attached
                        The Money Market Portfolios

 EX-99.(c)(i)           Management Agreement between            *
                        Registrant and Franklin
                        Advisers, Inc. dated August 27,
                        1992

 EX-99.(c)(ii)          Amendment to Management                 *
                        Agreement dated August 1, 1995
                        to the Management Agreement
                        dated August 27, 1995

 EX-99.(g)(i)           Master Custody Agreement                *
                        between Registrant and Bank of
                        New York dated February 16, 1996

 EX-99.(g)(ii)          Amendment dated May 7, 1997 to          *
                        the Master Custody Agreement
                        dated February 16, 1996 between
                        Registrant and Bank of New York

 EX-99.(g)(iii)         Amendment to Master Custody             *
                        Agreement dated February 27,
                        1998

 EX-99.(g)(iv)          Amendment dated July 2, 2007 to     Attached
                        Exhibit A of the Master Custody
                        Agreement between Registrant
                        and Bank of New York dated
                        February 16, 1996

 EX-99.(g)(v)           Terminal Link Agreement between         *
                        Registrant and Bank of New York
                        dated February 16, 1996

 EX-99.(l)(i)           Letter of Understanding dated           *
                        July 22, 1992

 EX-99.(p)(i)           Code of Ethics dated May 2007       Attached

 EX-99.(q)(i)           Power of Attorney dated             Attached
                        May 22, 2007

*  Incorporated by reference